Exhibit 4.5


WC-1                                                    Warrant to Purchase
                                                          **           **
                                                       Shares of Common Stock

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON SUCH EXERCISE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE INVESTOR SHALL HAVE DELIVERED TO THE ISSUING COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUING COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

           Void after 5:30 P.M. New York City time on January 24, 2011

                     SERIES C COMMON STOCK PURCHASE WARRANT

                                       OF

                         LAWRENCE CONSULTING GROUP, INC.

      This is to certify that, FOR VALUE RECEIVED,                         , or
registered assigns ("Holder"), is entitled to purchase, on the terms and subject to the provisions of this Warrant, from Lawrence Consulting Group, Inc., a Delaware corporation (the "Company"), at an exercise price (the "Exercise Price") of seventy three and 44/100 cents ($.7344) per share,
(        ) shares of common stock, par value $.0001 per share ("Common Stock"), of the Company at any time during the period (the "Exercise Period") commencing on the date of this Warrant and ending at 5:30 P.M. New York City time, on January 24, 2009; provided, however, that if such date is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which such banks are not authorized to close. The number of shares of Common Stock to be issued upon the exercise or conversion of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time in the manner set forth in this Warrant. The shares of Common Stock deliverable upon such exercise or conversion, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price for the purchase of a share of Common Stock pursuant to this Warrant in effect at any time, as the same may be adjusted from time to time, is hereinafter sometimes referred to as the "Exercise Price." This Warrant was issued pursuant to a subscription agreement (the "Subscription Agreement") between the Company and the initial holder of this Warrant.

      1. Exercise of Warrant. This Warrant may be exercised in whole at any time or in part from time to time during the Exercise Period by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares of Common Stock specified in such form. Payment of the Exercise Price may be made either by check (subject to collection) or wire transfer in the amount of the Exercise Price. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new

Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, or upon delivery of the notice of conversion or exercise without delivery of this Warrant as provided in the Purchase Agreement, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

      2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise or conversion of this Warrant and that it shall not increase the par value of the Common Stock.

      3. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise or conversion of this Warrant, the Company shall round the number of shares of Common Stock to be issued to the next higher integral number of shares

      4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 11 of this Warrant, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

      5. Rights of the Holder. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant, the Purchase Agreement and the Registration Rights Agreement and are not enforceable against the Company except to the extent set forth herein and therein.

      6. Adjustments To Exercise Price. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

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

      (a) In case the Company shall, subsequent to the effectiveness of a two-for-one stock distribution on or about the date of the closing pursuant to the Subscription Agreement whereby the Company issued one additional share of Common Stock for each share of Common Stock outstanding on the record date, (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares or otherwise effect a stock split or distribution, or
(iii) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Section 6(a) shall occur.

      (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6, the number of shares of Common Stock issuable upon exercise or conversion of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant in effect on immediately prior to the adjustment by the Exercise Price then in effect and dividing the product so obtained by the Exercise Price, as adjusted. In no event shall the Exercise Price per share be less than the par value per share, and, if any adjustment made pursuant to said
Section 6 would result in an Exercise Price which would be less than the par value per share, then, in such event, the Exercise Price per share shall be the par value per share; provided, however, that the limitation contained in this sentence shall not affect the number of shares of Common Stock issuable upon exercise or conversion of this Warrant.

      (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Sections 6.

      (d) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this and similar Warrants initially issued by the Company.

      7. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder, and the Company shall, forthwith after each such adjustment, mail, by certified mail, return receipt requested and by telecopier and e-mail, a copy of such certificate to the Holder at the Holder's address set forth in the Company's Warrant Register.

      8. Notices To Warrant Holders. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock (other than a regular cash dividend payable out of retained earnings) or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail, return receipt requested, to the Holder, at least fifteen days prior to the date specified in clauses (i) and (ii), as the case may be, of this
Section 8 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      9. Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, in the event that, as a result of any merger, consolidation, sale of assets or similar transaction, all of the holders of Common Stock receive and are entitled to receive no consideration other than cash in respect of their shares of Common Stock, then, at the effective time of the transaction, the rights to purchase Common Stock pursuant to the Warrants shall terminate, and the holders of the Warrants shall, notwithstanding any other provisions of this Warrant, receive in respect of each Warrant to purchase one (1) share of Common Stock, upon presentation of the Warrant Certificate, the amount by which the consideration per share of Common Stock payable to the holders of Common Stock at such effective time exceeds the Exercise Price in effect on such effective date, without giving effect to the transaction. In the event that, in such a transaction, the value of the consideration to be received per share of Common Stock is equal to or less than the Exercise Price, the Warrants shall automatically terminate and no consideration will be paid with respect thereof.

      10. Piggy-Back Registration Rights.

      (a) In the event that, at any time during the period six months after the effective date of the Investor Registration Statement and ending December 31, 2008, the Company registers its securities pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with a public offering of its securities (other than a registration statement on Form S-4 or S-8 or subsequent similar forms), the Company shall advise the registered holders of the Warrants or the Warrant Shares (each such person being referred to herein as a "holder") by written notice at least two (2) weeks prior to the filing of any registration statement under the Securities Act covering any securities of the Company and will upon the request of any such holder include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares; provided, however, that the Company shall not be required to include such Warrant Shares in a registration statement relating solely to an offering by the Company of securities for its own account if the managing underwriter shall have advised the Company in writing that the inclusion of such Warrant Shares will have a material adverse effect upon the ability of the Company to sell securities for its own account, and provided, further, that the holders are not treated less favorably than others having piggyback registration rights. The Company shall keep the registration statement current and effective for the holders for such period as it is keeping it effective for other selling stockholders or such earlier date as all of the registered Warrant Shares shall have been sold. In connection with such registration, if requested by the managing underwriter as a condition to the inclusion of the Warrant Shares in the registration statement, the holders shall agree not to sell or otherwise distribute the Warrant Shares pursuant to the registration statement for such period not to exceed ninety (90) days (the "lock-up period") as the managing underwriter shall request, in which event the Company will keep the registration statement current and effective for nine (9) months after the expiration of the lock-up period or such earlier date as all of the registered Warrant Shares shall have been sold. If the Company is eligible to register the Warrant Shares on a Form S-3 or similar short-form registration statement, the Company shall use such form and shall keep the registration statement current and effective until all of the Warrant Shares shall have been sold. The term "Investor Registration Statement" shall mean the registration statement filed by the Company with respect to the shares of Common Stock issuable upon conversion of the Company's Series A Convertible Preferred Stock and upon exercise of the warrants that were issued in the Company's January 2006 private placement.

      (b) It shall be a condition to the inclusion of a holder's Warrant Warrant Shares in a registration statement pursuant to this Section 10 that the holder shall:

      (i) furnish the information and indemnification as set forth in these Registration Rights Provisions and update such information immediately upon the occurrence of any events or condition which make the information concerning the Holder inaccurate in any material respect;

      (ii) not sell any Warrant Shares pursuant to the registration statement except in the manner set forth in the registration statement;

      (iii) comply with all applicable prospectus delivery requirements and provisions of Regulation M of the Commission pursuant to the Securities Act;

      (iv) not sell or otherwise transfer or distribute any Warrant Shares if the holder possesses any material nonpublic information concerning the Company;

      (v) not sell or otherwise transfer any Warrant Shares pursuant to a registration statement upon receipt of advice from the Company that the registration statement is no longer current until the holder is advised that the Warrant Shares may be sold pursuant to the registration statement; and

      (vi) provide any other information requested by the Commission, the NASD, any stock exchange or market on which the Common Stock is traded and any state securities commission.

      (c) Notwithstanding the provisions of Section 10(a) of this Warrant, the Company's obligations to keep a registration statement current and effective shall be suspended for an Excusable Reason, as hereinafter defined. If an Excusable Reason shall occur, the Company shall give the holders prompt notice thereof, and, the holders shall refrain from thereafter making sales pursuant to the registration statement until the cessation of the Excusable Reason. An "Excusable Reason" shall mean the " means the occurrence of negotiations with respect to a material agreement prior to either the announcement of the execution of the agreement or the termination of the negotiations with respect to such proposed agreement and other similar material corporate events to which the Company is a party or expects to be a party if, in the reasonable judgment of the Company, disclosure of the negotiations or other event would be adverse to the best interests of the Company provided that the Company is continuing to treat such negotiations as confidential and provided further that the period during which the Company is precluded from filing the registration statement (or suspended the use of an effective registration statement) as a result thereof has not exceeded ninety (90) days and provided further that the Company shall not be permitted to avoid filing a registration statement (or to suspend the use of an effective registration statement) for an Excusable Reason more than twice in any one-year period. In the event that the use of a registration statement is suspended for an Excusable Reason, the period during which the registration statement shall be kept current and effective shall be extended for the number of days that the use of the registration statement is suspended for an Excusable Reason; provided, that the Company shall not be required to keep the registration statement current and effective subsequent to the January 31, 2009. The Company shall advise the holders in writing of the occurrence and termination of an Excusable Reason. The Company shall not be in violation of this Section 10 if such delays exceed those provided for in this Section 10(c) and are caused by action or inaction by the Commission, the National Association of Securities Dealers, Inc., NASD Regulation, Inc., any stock exchange or market or any state securities commission or any holder.

      (d) The Company shall bear the entire cost and expense of any registration of securities pursuant to Section 10(a) of this Warrant. Any holder whose Warrant Shares are included in any such registration statement pursuant to this
Section 10 shall, however, bear any transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto as well as any fees and disbursements of counsel for the holder.

      (e) (i) n connection with any registration statement filed by the Company pursuant to this Section 10, Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Warrant Shares covered by such registration statement and each other person, if any, who controls such Holder or seller, and their respective directors, officers, partners, agents and affiliates from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), which are collectively referred to as "Losses," arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Company contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose (or based upon written information furnished by the Company) filed in any state or other jurisdiction in order to qualify any of the Securities or other Securities under the securities laws thereof (any such application, document or information being referred to as a "Blue Sky Application"); or (ii) the omission or alleged omission to state in any such Registration Statement, Preliminary Prospectus or Prospectus, or amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of any holder specifically for use in connection with the preparation thereof, and further provided, however, that the foregoing indemnity with respect to any untrue statement, alleged untrue statement, omission, or alleged omission contained in any Preliminary Prospectus shall not inure to the benefit of any holder from whom the person asserting any such loss, claims any of, damage, or liability purchased any of the securities that are the subject thereof (or to the benefit of any person who controls such holder or other person), if a copy of the prospectus was not delivered to such person with or prior to the written confirmation of the sale of such security to such person. The indemnify provided for in this Section 10(e(i) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Warrant Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

      (ii) In connection with any registration statement filed by the Company pursuant to this Section 10 in which a Holder has registered for sale Warrant Shares, each holder or seller of Warrant Shares shall, and hereby agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each other person, if any, who controls the Company and each other seller and such seller's directors, officers, stockholders, partners, employees, agents and affiliates from and against any and all Losses to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or in a Blue Sky Application, or (ii) the omission or the alleged omission to state in any such Registration Statement, Preliminary Prospectus or Prospectus, amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that the same was made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The indemnify provided for in this Section 10(e)(ii) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Warrant Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

      (iii) Within five (5) business days after receipt by an indemnified party under Section 10(e)(i) or (ii) of this Warrant of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the failure so to notify the indemnifying party shall relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 10. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or
(ii) in the opinion of counsel for the indemnifying parties, representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction which counsel is approved by indemnified parties (whether pursuant to this Agreement or other agreements if the claim relates to the same or similar allegations) holding a majority of the shares as to which indemnification is claimed), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this
Section 10 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

      (iv) If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party under Section 10(d)(i) and (ii) of this Warrant in respect of any Losses, then, in lieu of the amount paid or payable under said Section 10(e)(i) or (ii), the indemnified party and the indemnifying party under said Section 10(e)(i) or (ii) shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (A) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Warrant Shares covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Warrant Shares; provided, that, for purposes of this clause (B), the relative benefits received by any prospective sellers shall be deemed not to exceed (and the amount to be contributed by any prospective seller shall not exceed) the amount received by such seller. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the holders of Warrant Shares to contribute as provided in this Section 10(e)(iv) are several in proportion to the relative value of their respective Warrant Shares covered by such registration statement and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Losses effected without such person's consent.

      (f) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon any holder making such request any obligation to sell any Warrant Shares or exercise any Warrants.

      (g) In connection with any registration statement filed pursuant to this
Section 10, the Company shall supply prospectuses and qualify the Warrant Shares for sale in such states, not to exceed ten, as the holders may reasonably designates, provided, that the Company shall not be required to qualify or register the Warrant Shares in any jurisdiction where such qualification or registration would require the Company to submit generally to the jurisdiction of such state.

      (h) The registration rights contained in this Section 10 shall relate to the Warrant Shares held by the holder and any transferee unless such the holder or such transferee may sell such Warrant Shares pursuant to Rule 144 of the Commission under the Securities Act or any subsequent similar rule without limitation as to the number of shares which may be sold.

      (i) The Company's agreements with respect to the Warrant Shares in this
Section 10 shall continue in effect regardless of the exercise of the Warrants.

      11. Transfer to Company with the Securities Act. Neither this Warrant or the Warrant Shares nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

Dated as of January 25, 2006            LAWRENCE CONSULTING GROUP, INC.



                                        By:
                                           ----------------------------------
                                           Elizabeth Plaza, CEO












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

                                  PURCHASE FORM


Dated:            , 20

The undersigned hereby irrevocably exercises this Warrant to the extent of purchasing _______ shares of Common Stock and hereby makes payment of $____________ in payment of the Exercise Price therefor.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:________________________________________________________________
                (Please typewrite or print in block letters)



Signature:___________________________________________________________

Social Security or Employer Identification No._______________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,__________________________________________________

hereby sells, assigns and transfer unto

Name_________________________________________________________________
               (Please typewrite or print in block letters)

Address______________________________________________________________

Social Security or Employer Identification No._______________________

The right to purchase Common Stock represented by this Warrant to the extent of _________shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ attorney to transfer the same on the books of the Company with full power of substitution.

Dated:            , 20


Signature_________________________________________

Signature Medallion Guaranteed:


__________________________________________________



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